Exhibit 2.1

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

MEADE INSTRUMENTS CORP.,

SUNNY OPTICS MERGER SUB, INC.

AND

SUNNY OPTICS, INC.

Dated as of August 5, 2013

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of August 5, 2013 (this “Amendment No. 1”), by and among Sunny Optics, Inc., a Delaware corporation (“Parent”), Sunny Optics Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Meade Instruments Corp., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company shall be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Parent, Merger Sub and the Company entered into that certain Agreement and Plan of Merger dated as of July 16, 2013 (the “Merger Agreement”);

WHEREAS, pursuant to Section 9.1 of the Merger Agreement, the Merger Agreement may be amended only by an instrument in writing signed by all parties to the Merger Agreement and may be amended by such parties at any time;

WHEREAS, the Parties wish to amend the Merger Agreement to reflect an increase in the amount of the Merger Consideration and the amount of the Company Termination Fee;

NOW THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other for good and valuable consideration receipt of which is acknowledged, the Parties hereby agree as follows:

1.	Defined Terms:

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.

2.	Amendment to the Merger Agreement

2.1	The first sentence of Section 2.1(a) is hereby deleted entirely and replaced with the following:

“(a) Each Share issued and outstanding immediately before the Effective Time (other than any Shares to be cancelled pursuant to Section 2.1(b) and any Dissenting Shares) will be cancelled and extinguished and will be converted into the right to receive $4.50 per share in cash, less applicable Taxes, if any, required to be withheld with respect to such payment, payable to the holder of such Share, without interest (the “Merger Consideration”).”

2.2	Section 8.2(b)(i) is hereby deleted entirely and replaced with the following:

“If this Agreement is terminated (A) by the Company (1) in accordance with Section 8.1(d)(i), or (2) in accordance with Section 8.1(b)(i) at any time after an Adverse Recommendation Change shall have occurred, or (B) by Parent (1) in accordance with Section 8.1(c)(i), Section 8.1(c)(ii), Section 8.1(c)(iii)(B), Section 8.1(c)(iv) or Section 8.1(c)(v), or (2) in accordance with Section 8.1(b) at any time after an Adverse Recommendation Change shall have occurred, then, immediately upon such termination, the Company shall pay to Parent in immediately available funds an amount equal to $325,000.00 (the “Company Termination Fee”).”

3.	No Other Change

The Parties hereby acknowledge and agree that the other terms and provisions of the Merger Agreement shall not be affected and shall continue in full force and effect.

4.	Counterparts, Signatures

This Amendment No. 1 may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. This Amendment No. 1 may be executed and delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, and in the event this Amendment No. 1 is so executed and delivered, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment No. 1 to be signed by their respective officers or representatives thereunto duly authorized as of the date first written above.

MEADE INSTRUMENTS CORP.

By:	/s/ Steven G. Murdock
Name: Steven G. Murdock
Title: Chief Executive Officer

SUNNY OPTICS, INC.

By:	/s/ Peter Ni
Name: Peter Ni
Title: President

SUNNY OPTICS MERGER SUB, INC.

By:	/s/ Peter Ni
Name: Peter Ni
Title: President